Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, John Ternus, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Apple Inc. on Form 10-K for the fiscal year ended September 26, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Apple Inc. at the dates and for the periods indicated.
Date: November 3, 2026

By:	/s/ John Ternus
John Ternus
Chief Executive Officer
I, Kevan Parekh, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Apple Inc. on Form 10-K for the fiscal year ended September 26, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Apple Inc. at the dates and for the periods indicated.
Date: November 3, 2026

By:	/s/ Kevan Parekh
Kevan Parekh
Senior Vice President, Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to Apple Inc. and will be retained by Apple Inc. and furnished to the Securities and Exchange Commission or its staff upon request.